Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES THIRD QUARTER 2022 EARNINGS

•Acquisition of Charter Bankshares, Inc. closed and integrated on August 26, adding approximately $1.1 billion in assets
•Net income of $19 million and adjusted net income (non-GAAP) of $25 million, compared to net income of $24 million in prior quarter and net income of $8 million or adjusted net income (non-GAAP) of $16 million in third quarter 2021, impacted by the Charter acquisition in 2022 and the Mackinac acquisition in 2021
•Net income of $67 million or adjusted net income (non-GAAP) of $71 million for first nine months of 2022, compared to net income of $44 million or adjusted net income (non-GAAP) of $49 million for first nine months of 2021
•Earnings per diluted common share of $1.29 and $4.72 for the three and nine months ended September 30
•Adjusted earnings per diluted common share (non-GAAP) of $1.74 and $5.05 for the three and nine months ended September 30
•Return on average assets of 0.93% and 1.18% for the three and nine months ended September 30

Green Bay, Wisconsin, October 25, 2022 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet” or the “Company”) announced third quarter 2022 net income of $19 million and earnings per diluted common share of $1.29, compared to $24 million and $1.73 for second quarter 2022, and $8 million and $0.73 for third quarter 2021, respectively. Annualized quarterly return on average assets was 0.93%, 1.32% and 0.59%, for third quarter 2022, second quarter 2022 and third quarter 2021, respectively.

Net income for the nine months ended September 30, 2022 was $67 million and earnings per diluted common share was $4.72, compared to net income of $44 million and earnings per diluted common share of $4.22 for the first nine months of 2021. Annualized return on average assets was 1.18% and 1.24% for the first nine months of 2022 and 2021, respectively.

Net income reflected non-core items and the related tax effect of each, including merger and integration related expenses, Day 2 credit provision expense required under the CECL model, branch optimization costs, contract negotiation expenses, and gains on other assets and investments. Non-core items negatively impacted earnings per diluted common share $0.45 for third quarter 2022 and $0.76 for third quarter 2021. For the nine months ended September 30, non-core items negatively impacted diluted earnings per common share $0.33 for 2022 and $0.48 for 2021.

On August 26, 2022, Nicolet completed its acquisition of Charter Bankshares, Inc. (“Charter”). In the merger, Charter shareholders received approximately 1.26 million shares of Nicolet common stock (valued at $98 million) and cash consideration of $39 million, for a total purchase price of $137 million. Upon consummation, Charter added total assets of $1.1 billion, loans of $827 million, deposits of $869 million, and preliminary goodwill of $53 million.

“Nicolet’s penchant for taking the long view showed up in this quarter’s numbers. While we planned for and achieved successful integrations and organic growth, we didn’t plan for the opportunity to add significant and proven talent to our wealth management team. So, we were excited to add a pre-eminently successful wealth advisor in the greater Green Bay area and a team of seasoned wealth professionals in Northern Michigan,” said Mike Daniels, President and CEO of Nicolet. “Throughout Nicolet’s history, we have aggressively added established bankers and advisors when possible, looking at these actions as long-term investments rather than short-term expenses. We understand that our brand promise is delivered through our people, and the more talent we have, the better we can fulfill this promise. Therefore, finding and retaining great people is key to our success.”

“To some degree, I wish I could take you inside the room when we have strategic discussions. You would see that we work hard to balance the optimism of having a record year with the realities of the macroeconomic environment. We have found that remembering our core purpose of serving our 3 Circles (customers, shareholders, and employees) has helped us focus our discussions. As our team continues to execute our strategic priorities, as evidenced by strong core growth, we gain confidence that our investments in people will continue to deliver long-term payoffs,” Daniels added.

“Lastly, we maintain our confidence in our credit culture as our asset quality trends remain solid and net charge-offs negligible,” Daniels continued.

The Company’s financial performance and certain balance sheet line items were impacted by the timing and size of Nicolet’s 2022 and 2021 acquisitions. In addition to the 2022 Charter acquisition, during 2021 Nicolet acquired, Mackinac Financial Corporation (“Mackinac”) on September 3, 2021 and County Bancorp, Inc. (“County”) on December 3, 2021. Certain income statement results, average balances and related ratios for 2022 include partial contributions from Charter, while 2021 results include partial contributions from Mackinac and County, each from the respective acquisition date. At acquisition, Mackinac added assets of $1.5 billion, loans of $0.9 billion, and deposits of $1.4 billion, while at acquisition County added assets of $1.4 billion, loans of $1.0 billion, and deposits of $1.0 billion.

Balance Sheet Review
At September 30, 2022, period end assets were $8.9 billion, an increase of $1.5 billion (21%) from June 30, 2022, largely due to the Charter acquisition, which added $1.1 billion of assets at acquisition. Total loans increased $1.0 billion (20%) from June 30, 2022, including the Charter acquisition as well as solid organic loan growth. Excluding the $827 million of loans acquired with Charter, organic loan growth was 3.6% (or 14.2% annualized) from June 30, 2022. Total deposits of $7.4 billion at September 30, 2022, increased $1.1 billion (18%) from June 30, 2022, including the Charter acquisition as well as higher brokered deposits. Total borrowings increased $308 million from June 30, 2022, with approximately half acquired with Charter and the remainder related to new FHLB advances. Total capital was $938 million at September 30, 2022, an increase of $99 million since June 30, 2022, mostly from the common stock issued for the Charter acquisition, as well as solid earnings offset by unfavorable changes in the fair value of available for sale securities.

Asset Quality
Nonperforming assets were $40 million and represented 0.45% of total assets at September 30, 2022, compared to $42 million or 0.56% at June 30, 2022. The allowance for credit losses-loans was $60 million and represented 1.01% of total loans at September 30, 2022, compared to $51 million and 1.02% at June 30, 2022. The growth in the allowance for credit losses-loans was mostly due to the $8 million Day 2 allowance increase from the acquisition of Charter. Asset quality trends remain solid and net charge-offs are negligible.

Income Statement Review - Quarter
Net income for third quarter 2022 was $19 million, compared to net income of $24 million for second quarter 2022.

Net interest income was $63 million for third quarter 2022, up $8 million from second quarter 2022, the net of $11 million higher interest income and $3 million higher interest expense. The higher interest income was attributable to strong loan growth (both organic and acquired), new and renewed loans repricing higher from the Federal Reserve interest rate increases, and additional tax-exempt municipal securities (acquired with Charter), while the higher interest expense was due to both higher average balances and higher rates (also related to the Federal Reserve interest rate increases). Average interest-earning assets of $7.2 billion grew $581 million over second quarter 2022, mostly due to a $553 million increase in average loans from solid organic loan growth and one month of contribution from Charter. Average interest-bearing liabilities of $4.7 billion increased $305 million from second quarter 2022, including $232 million higher interest-bearing deposits and $73 million higher wholesale funding, mostly due to the timing of the Charter acquisition.

The net interest margin for third quarter 2022 was 3.48%, up 14bps from 3.34% for second quarter 2022. The yield on interest-earning assets increased 30bps (to 3.91%) reflecting both the changing mix of interest-earning assets (which shifted to 75% loans and 25% investments / other interest-earning assets for third quarter 2022, compared to 73% loans and 27% investments / other interest-earning assets for second quarter 2022) and the rising interest rate environment. The cost of funds increased 25bps (to 0.65%) for third quarter 2022, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income was $13.0 million for third quarter 2022, down $1.1 million (8%) compared to second quarter 2022, mostly due to lower net asset gains. Third quarter 2022 included minimal net asset gains, while second quarter 2022 included $1.6 million of net asset gains, primarily related to sales of other real estate owned (mostly closed bank branch locations). Net mortgage income of $1.7 million was down $0.5 million from second quarter 2022, as mortgage volume continues to slow amidst the rising interest rates. BOLI income increased $0.2 million over second quarter 2022, on improving rates and higher average balances. Other noninterest income improved $0.7 million between the sequential quarters mostly due to a favorable change in the fair value of nonqualified deferred compensation plan assets from less dramatic market declines.

Noninterest expense of $42.6 million increased $6.0 million (17%) from second quarter 2022. Personnel expense increased $4.5 million (23%) from second quarter 2022, including one-time personnel costs for investments in our wealth team, higher incentives from the successful Charter acquisition, the offsetting change to the nonqualified deferred compensation plan liabilities, and higher health claim experience, as well as higher salaries and fringe benefits from the larger employee base. Non-personnel expenses increased $1.6 million (9%), largely due to $0.8 million higher office expense (largely software and equipment maintenance), $0.2 million higher business development (timing of business events and community support), a $0.3 million increase in intangible amortization (related to the Charter acquisition), and a $0.3 million increase in other noninterest expense (mostly related to a $0.2 million impairment on a closed bank branch).

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	09/30/2022	06/30/2022	03/31/2022	12/31/2021	09/30/2021
Assets
Cash and due from banks	$118,537	$96,189	$183,705	$209,349	$217,608
Interest-earning deposits	319,745	84,828	212,218	385,943	1,132,997
Cash and cash equivalents	438,282	181,017	395,923	595,292	1,350,605
Certificates of deposit in other banks	13,510	15,502	19,692	21,920	24,079
Securities available for sale, at fair value	949,597	813,248	852,331	921,661	715,942
Securities held to maturity, at amortized cost	686,424	695,812	684,991	651,803	49,063
Other investments	79,279	53,269	54,257	44,008	38,602
Loans held for sale	3,709	5,084	9,764	6,447	16,784
Other assets held for sale	—	—	—	199,833	177,627
Loans	5,984,437	4,978,654	4,683,315	4,621,836	3,533,198
Allowance for credit losses - loans	(60,348)	(50,655)	(49,906)	(49,672)	(38,399)
Loans, net	5,924,089	4,927,999	4,633,409	4,572,164	3,494,799
Premises and equipment, net	106,648	96,656	94,275	94,566	83,513
Bank owned life insurance ("BOLI")	165,166	136,060	135,292	134,476	100,690
Goodwill and other intangibles, net	407,117	336,721	338,068	339,492	269,954
Accrued interest receivable and other assets	122,095	108,884	102,210	113,375	86,162
Total assets	$8,895,916	$7,370,252	$7,320,212	$7,695,037	$6,407,820

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,477,507	$2,045,732	$1,912,995	$1,975,705	$1,852,119
Interest-bearing deposits	4,918,395	4,240,534	4,318,125	4,490,211	3,576,655
Total deposits	7,395,902	6,286,266	6,231,120	6,465,916	5,428,774
Short-term borrowings	280,000	—	—	—	—
Long-term borrowings	225,236	196,963	206,946	216,915	144,233
Other liabilities held for sale	—	—	—	51,586	47,496
Accrued interest payable and other liabilities	56,315	47,636	45,836	68,729	58,039
Total liabilities	7,957,453	6,530,865	6,483,902	6,803,146	5,678,542
Stockholders' Equity:
Common stock	147	134	135	140	120
Additional paid-in capital	620,392	520,741	524,478	575,045	425,367
Retained earnings	380,263	361,753	337,768	313,604	297,299
Accumulated other comprehensive income (loss)	(62,339)	(43,241)	(26,071)	3,102	6,492
Total Nicolet stockholders' equity	938,463	839,387	836,310	891,891	729,278
Total liabilities and stockholders' equity	$8,895,916	$7,370,252	$7,320,212	$7,695,037	$6,407,820

Common shares outstanding	14,673,197	13,407,375	13,456,741	13,994,079	11,952,438

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except per share data)	09/30/2022	06/30/2022	03/31/2022	12/31/2021	09/30/2021	9/30/2022	9/30/2021
Interest income:
Loans, including loan fees	$63,060	$52,954	$51,299	$52,292	$35,294	$167,313	$104,267
Taxable investment securities	5,350	5,135	5,127	3,999	2,061	15,612	5,935
Tax-exempt investment securities	1,181	647	675	575	517	2,503	1,582
Other interest income	1,127	790	817	769	869	2,734	2,140
Total interest income	70,718	59,526	57,918	57,635	38,741	188,162	113,924
Interest expense:
Deposits	4,638	2,410	2,192	2,649	2,444	9,240	7,799
Short-term borrowings	594	28	—	1	—	622	—
Long-term borrowings	2,496	2,004	1,931	1,426	1,113	6,431	1,729
Total interest expense	7,728	4,442	4,123	4,076	3,557	16,293	9,528
Net interest income	62,990	55,084	53,795	53,559	35,184	171,869	104,396
Provision for credit losses	8,600	750	300	8,400	6,000	9,650	6,500
Net interest income after provision for credit losses	54,390	54,334	53,495	45,159	29,184	162,219	97,896
Noninterest income:
Trust services fee income	1,969	2,004	2,011	2,050	2,043	5,984	5,724
Brokerage fee income	3,040	2,988	3,688	3,205	3,154	9,716	8,938
Mortgage income, net	1,728	2,205	3,253	4,518	4,808	7,186	17,637
Service charges on deposit accounts	1,589	1,536	1,477	1,482	1,314	4,602	3,541
Card interchange income	3,012	2,950	2,581	2,671	2,299	8,543	6,492
BOLI income	966	768	933	722	572	2,667	1,658
Asset gains (losses), net	(46)	1,603	1,313	465	(1,187)	2,870	3,716
Other noninterest income	742	77	687	951	993	1,506	3,594
Total noninterest income	13,000	14,131	15,943	16,064	13,996	43,074	51,300
Noninterest expense:
Personnel expense	24,136	19,681	21,191	21,491	16,927	65,008	49,127
Occupancy, equipment and office	7,641	6,891	6,944	7,119	5,749	21,476	13,939
Business development and marketing	2,281	2,057	1,831	1,550	1,654	6,169	3,853
Data processing	3,664	3,596	3,387	3,582	2,939	10,647	8,408
Intangibles amortization	1,628	1,347	1,424	1,094	758	4,399	2,400
FDIC assessments	480	480	480	480	480	1,440	1,555
Merger-related expense	519	555	98	2,202	2,793	1,172	3,449
Other noninterest expense	2,218	1,931	2,195	1,890	1,761	6,344	7,158
Total noninterest expense	42,567	36,538	37,550	39,408	33,061	116,655	89,889
Income before income tax expense	24,823	31,927	31,888	21,815	10,119	88,638	59,307
Income tax expense	6,313	7,942	7,724	5,510	2,295	21,979	14,960
Net income	$18,510	$23,985	$24,164	$16,305	$7,824	$66,659	$44,347
Earnings per common share:
Basic	$1.33	$1.79	$1.77	$1.29	$0.75	$4.88	$4.39
Diluted	$1.29	$1.73	$1.70	$1.25	$0.73	$4.72	$4.22
Common shares outstanding:
Basic weighted average	13,890	13,402	13,649	12,626	10,392	13,648	10,098
Diluted weighted average	14,310	13,852	14,215	13,049	10,776	14,127	10,503

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended					For the Nine Months Ended
(In thousands, except share & per share data)	09/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Selected Average Balances:
Loans	$5,391,258	$4,838,535	$4,688,784	$3,952,330	$3,076,422	$4,975,432	$2,924,648
Investment securities	1,625,453	1,573,027	1,575,624	1,269,562	611,870	1,591,551	559,588
Interest-earning assets	7,161,120	6,579,644	6,711,191	5,923,581	4,734,768	6,818,966	4,313,618
Cash and cash equivalents	167,550	217,553	568,472	839,607	1,100,153	316,381	856,983
Goodwill and other intangibles, net	363,211	337,289	338,694	294,051	201,748	346,488	183,632
Total assets	7,856,131	7,273,219	7,519,636	6,772,363	5,246,193	7,550,894	4,765,665
Deposits	6,643,247	6,188,044	6,392,544	5,754,778	4,448,468	6,408,863	4,075,923
Interest-bearing liabilities	4,730,209	4,425,450	4,683,915	4,006,307	3,093,031	4,613,360	2,848,583
Stockholders’ equity (common)	890,205	837,975	861,319	784,666	608,946	863,272	568,390
Selected Ratios: (1)
Book value per common share	$63.96	$62.61	$62.15	$63.73	$61.01	$63.96	$61.01
Tangible book value per common share (2)	$36.21	$37.49	$37.03	$39.47	$38.43	$36.21	$38.43
Return on average assets	0.93%	1.32%	1.30%	0.96%	0.59%	1.18%	1.24%
Return on average common equity	8.25	11.48	11.38	8.24	5.10	10.32	10.43
Return on average tangible common equity (2)	13.93	19.21	18.75	13.19	7.62	17.25	15.41
Average equity to average assets	11.33	11.52	11.45	11.59	11.61	11.43	11.93
Stockholders’ equity to assets	10.55	11.39	11.42	11.59	11.38	10.55	11.38
Tangible common equity to tangible assets (2)	6.26	7.15	7.14	7.51	7.48	6.26	7.48
Net interest margin	3.48	3.34	3.23	3.57	2.94	3.36	3.22
Efficiency ratio	55.62	53.74	54.56	56.73	65.32	54.68	58.86
Effective tax rate	25.43	24.88	24.22	25.26	22.68	24.80	25.22
Selected Asset Quality Information:
Nonaccrual loans	$38,326	$36,580	$39,670	$44,154	$16,715	$38,326	$16,715
Other real estate owned - closed branches	1,506	4,378	9,019	10,307	2,895	1,506	2,895
Other real estate owned	628	628	797	1,648	1,574	628	1,574
Nonperforming assets	$40,460	$41,586	$49,486	$56,109	$21,184	$40,460	$21,184
Net loan charge-offs (recoveries)	$216	$(149)	$66	$(10)	$58	$133	$170
Allowance for credit losses-loans to loans	1.01%	1.02%	1.07%	1.07%	1.09%	1.01%	1.09%
Net loan charge-offs to average loans (1)	0.02	(0.01)	0.01	0.00	0.01	0.00	0.01
Nonperforming loans to total loans	0.64	0.73	0.85	0.96	0.47	0.64	0.47
Nonperforming assets to total assets	0.45	0.56	0.68	0.73	0.33	0.45	0.33
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$—	$6,277	$54,420	$27,784	$17,125	$60,697	$33,680
Common stock repurchased (full shares) (3)	—	67,949	593,713	345,166	233,594	661,662	447,898
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
PPP loans	$605	$1	0.93%	$5,333	$13	0.93%	$109,318	$2,310	8.27%
All other loans	5,390,653	63,094	4.60%	4,833,202	52,971	4.34%	2,967,104	33,001	4.37%
Total loans (1) (2)	5,391,258	63,095	4.60%	4,838,535	52,984	4.34%	3,076,422	35,311	4.51%
Investment securities (2)	1,625,453	6,989	1.72%	1,573,027	6,126	1.56%	611,870	2,805	1.83%
Other interest-earning assets	144,409	1,127	3.09%	168,082	790	1.87%	1,046,476	869	0.33%
Total interest-earning assets	7,161,120	$71,211	3.91%	6,579,644	$59,900	3.61%	4,734,768	$38,985	3.24%
Other assets, net	695,011			693,575			511,425
Total assets	$7,856,131			$7,273,219			$5,246,193
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$3,974,448	$3,353	0.33%	$3,787,103	$1,857	0.20%	$2,665,252	$1,550	0.23%
Brokered deposits	468,010	1,285	1.09%	423,372	553	0.52%	284,164	894	1.25%
Total interest-bearing deposits	4,442,458	4,638	0.41%	4,210,475	2,410	0.23%	2,949,416	2,444	0.33%
Wholesale funding	287,751	3,089	4.25%	214,975	2,032	3.77%	143,615	1,113	3.08%
Total interest-bearing liabilities	4,730,209	$7,727	0.65%	4,425,450	$4,442	0.40%	3,093,031	$3,557	0.46%
Noninterest-bearing demand deposits	2,200,789			1,977,569			1,499,052
Other liabilities	34,928			32,225			45,164
Stockholders' equity	890,205			837,975			608,946
Total liabilities and stockholders' equity	$7,856,131			$7,273,219			$5,246,193
Net interest income and rate spread		$63,484	3.26%		$55,458	3.21%		$35,428	2.78%
Net interest margin			3.48%			3.34%			2.94%
Loan purchase accounting accretion (3)		$1,075	0.05%		$987	0.06%		$406	0.03%

	For the Nine Months Ended
	September 30, 2022			September 30, 2021
	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
PPP loans	$6,433	$1,391	28.51%	$173,463	$11,123	8.46%
All other loans	4,968,999	166,022	4.41%	2,751,185	93,202	4.48%
Total loans (1) (2)	4,975,432	167,413	4.45%	2,924,648	104,325	4.71%
Investment securities (2)	1,591,551	19,273	1.62%	559,588	8,187	1.95%
Other interest-earning assets	251,983	2,734	1.44%	829,382	2,140	0.34%
Total interest-earning assets	6,818,966	$189,420	3.67%	4,313,618	$114,652	3.51%
Other assets, net	731,928			452,047
Total assets	$7,550,894			$4,765,665
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$3,923,687	$6,846	0.23%	$2,483,963	$4,914	0.26%
Brokered deposits	450,311	2,394	0.71%	284,738	2,885	1.35%
Total interest-bearing deposits	4,373,998	9,240	0.28%	2,768,701	7,799	0.38%
Wholesale funding	239,362	7,053	3.91%	79,882	1,729	2.87%
Total interest-bearing liabilities	4,613,360	$16,293	0.47%	2,848,583	$9,528	0.45%
Noninterest-bearing demand deposits	2,034,865			1,307,222
Other liabilities	39,397			41,470
Stockholders' equity	863,272			568,390
Total liabilities and stockholders' equity	$7,550,894			$4,765,665
Net interest income and rate spread		$173,127	3.20%		$105,124	3.06%
Net interest margin			3.36%			3.22%
Loan purchase accounting accretion (3)		$2,636	0.06%		$1,598	0.05%
(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in All other loans above, and the related impact to net interest margin..

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	At or for the Three Months Ended					At or for the Nine Months Ended
(In thousands, except per share data)	09/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Adjusted net income reconciliation: (1)
Net income (GAAP)	$18,510	$23,985	$24,164	$16,305	$7,824	$66,659	$44,347
Adjustments:
Provision expense related to merger	8,000	—	—	8,400	6,000	8,000	6,000
Assets (gains) losses, net	46	(1,603)	(1,313)	(465)	1,187	(2,870)	(3,716)
Merger-related expense	519	555	98	2,202	2,793	1,172	3,449
Branch closure expense	—	—	—	—	944	—	944
Adjustments subtotal	8,565	(1,048)	(1,215)	10,137	10,924	6,302	6,677
Tax on Adjustments (25%)	2,141	(262)	(304)	2,534	2,731	1,576	1,669
Adjustments, net of tax	6,424	(786)	(911)	7,603	8,193	4,727	5,008
Adjusted net income (Non-GAAP)	$24,934	$23,199	$23,253	$23,908	$16,017	$71,386	$49,355
Common shares outstanding:
Weighted average diluted common shares	14,310	13,852	14,215	13,049	10,776	14,127	10,503
Diluted earnings per common share:
Diluted earnings per common share (GAAP)	$1.29	$1.73	$1.70	$1.25	$0.73	$4.72	$4.22
Adjusted Diluted earnings per common share (Non-GAAP)	$1.74	$1.67	$1.64	$1.83	$1.49	$5.05	$4.70
Tangible assets: (2)
Total assets	$8,895,916	$7,370,252	$7,320,212	$7,695,037	$6,407,820
Goodwill and other intangibles, net	407,117	336,721	338,068	339,492	269,954
Tangible assets	$8,488,799	$7,033,531	$6,982,144	$7,355,545	$6,137,866
Tangible common equity: (2)
Stockholders’ equity	$938,463	$839,387	$836,310	$891,891	$729,278
Goodwill and other intangibles, net	407,117	336,721	338,068	339,492	269,954
Tangible common equity	$531,346	$502,666	$498,242	$552,399	$459,324
Tangible average common equity: (2)
Average stockholders’ equity (common)	$890,205	$837,975	$861,319	$784,666	$608,946	$863,272	$568,390
Average goodwill and other intangibles, net	363,211	337,289	338,694	294,051	201,748	346,488	183,632
Average tangible common equity	$526,994	$500,686	$522,625	$490,615	$407,198	$516,784	$384,758
Note: Numbers may not sum due to rounding.
(1)The adjusted net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.